Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-223950 and File No. 333-225439), Form S-3 (File No. 333-226787 and File No. 333-228882) and Form S-1 (File No. 333-235295) of SG Blocks, Inc. of our report dated March 30, 2020, relating to the consolidated financial statements appearing in this Annual Report on Form 10-K of SG Blocks, Inc. for the year ended December 31, 2019.

/s /Whitley Penn LLP

Dallas, Texas

March 30, 2020